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CONTACTS:
Stanley Wunderlich                         S.F. Ottensoser
Consulting For Strategic Growth I, Ltd.    Legend Merchant Group Inc
Corporate Development Consultants          Managing Director
Tel: 800-625-2236                          Tel: 1-212-809-5568
Fax: 212-697-0910                          Fax: 1-212-809-5567
Email: cfsg@consultant.com                 Email: sottensoser@legendmerchant.com

                        Robert Petty
                        ROO Media Corporation
                        Chief Executive Officer
                        Tel:  646 320 4394
                        Fax: 212-697-0910
                        Email: robert.petty@rooemail.com


                  ROO MEDIA CORPORATION SIGNS MERGER AGREEMENT
                         WITH VIRILITEC INDUSTRIES, INC.

NEW YORK, December 4, 2003 - ROO Media Corporation (RMC) today announced that it has signed a definitive merger agreement with Virilitec Industries, Inc. (VRLT:OB). RMC is a media syndication company providing Internet video content (such as news, business, and entertainment videos) and technical solutions to allow companies to quickly and effectively activate video broadcasts from their Web sites. Virilitec intends to file a Form 8K with the SEC as soon as practical.

ROO Media's solutions provide a cost effective, seamless platform to clients wishing to compete in the dynamic high-growth marketplace of Internet video. Through its distribution network, RMC also offers unique advertising opportunities enabling clients to expand their marketing reach and appeal through TV-style 30-second in-stream commercials programmed to play before selected video content. ROO Media's content partnerships, which include the Associated Press and Reuters Media Inc., provide access to the largest sources of video content in the industry. RMC's chief technology partner is AT&T. Advertisers include American Express, Saab Motor Corporation, Sony Corporation, ING Direct and Telstra Corporation.

Robert Petty, CEO of ROO Media Corporation and newly elected CEO of Virilitec, said, "We are extremely pleased with this merger. It will allow ROO Media to increase its visibility to investment and commercial marketplaces. This is an exciting company whose potential is evident from its customers throughout the world and its Web sites: www.roomedia.com.and www.rootv.com.

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Mr. Petty added, "Through this merger, we intend to raise awareness of RMC products and services among investors who understand the strong growth potential of Internet video broadcasting. Current data from AccuStream iMedia Research, Jupiter Research, and Arbitron/Edison Media Research all confirm the rapid expansion of the public use of online video. In July 2003, Arbitron/Edison issued a report stating that 50 million Americans (21 percent of the population) used Internet broadcasts within that single month, and 45 percent of Americans age 12 and older have tried Internet broadcasting at least once. In addition, the Arbitron/Edison study found that by a 2-to-1 margin, Internet broadcast consumers say they prefer programming with commercials versus paid-subscription models. We believe this information confirms RMC's business model. The merger opens the door for us to explore new opportunities in the public investment market and expand our position in this rapidly growing field worldwide."

ABOUT VIRILITEC INDUSTRIES, INC.

Virilitec Industries, Inc. (VRLT:OB) is a Delaware corporation formed for the purpose of licensing and distributing a line of bioengineered nutritional supplements. When sales of the product proved only minimal, the company was unable to sustain its operations and has been looking for a merger candidate.

ABOUT ROO MEDIA CORPORATION, INC.

ROO Media Corporation, a Delaware corporation with operations based in Australia and the United States, is a media syndication company that syndicates to multiple Web sites licensed tier-one video content from its database of over 4,000 videos. Its technology platform provides clients with management, distribution, syndication and publishing of video content for seamless "on-demand" video broadcasting. More information can be obtained from the company's web site located at WWW.ROOMEDIA.COM.

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CERTAIN STATEMENTS IN THIS DOCUMENT CONSTITUTE "FORWARD-LOOKING STATEMENTS"
WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS, WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF ROO MEDIA CORPORATION ("THE COMPANY"), OR INDUSTRY RESULTS, TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE, OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. THE COMPANY'S FUTURE OPERATING RESULTS ARE DEPENDENT UPON MANY FACTORS, INCLUDING BUT NOT LIMITED TO THE COMPANY'S ABILITY TO: (I) OBTAIN SUFFICIENT CAPITAL OR A STRATEGIC BUSINESS ARRANGEMENT TO FUND ITS PLAN OF OPERATIONS WHEN NEEDED; (II) BUILD THE MANAGEMENT AND HUMAN RESOURCES AND INFRASTRUCTURE NECESSARY TO SUPPORT THE GROWTH OF ITS BUSINESS; (III) COMPETITIVE FACTORS AND DEVELOPMENTS BEYOND THE COMPANY'S CONTROL; AND (IV) OTHER RISK FACTORS DISCUSSED IN THE COMPANY'S PERIODIC FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION WHICH ARE AVAILABLE FOR REVIEW AT WWW.SEC.GOV UNDER "SEARCH FOR COMPANY FILINGS."


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